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                                                                     EXHIBIT 5.0

                                   LAW OFFICES
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12TH FLOOR
                              734 15TH STREET, N.W.
                             WASHINGTON, D.C. 20005

                                 ---------------

                            TELEPHONE: (202) 347-0300
                            FACSIMILE: (202) 347-2172
                                  WWW.EMTH.COM

                                December 8, 2004

                                    VIA EDGAR

Board of Directors
Prudential Bancorp, Inc. of Pennsylvania
1834 Oregon Avenue
Philadelphia, Pennsylvania  19145

Gentlemen:

         We have acted as special counsel to Prudential Bancorp, Inc. of Pennsylvania, a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the reorganization of Prudential Savings Bank, a Pennsylvania chartered mutual savings bank (the "Bank"), into the mutual holding company form of ownership, whereby the Bank will convert to a Pennsylvania chartered stock savings bank as a wholly owned subsidiary of the Company, and the Company will become a majority-owned subsidiary of Prudential Mutual Holding Company, a Pennsylvania corporation (the "Reorganization").

         In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company and the Bank, the Bank's Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company, the Bank's Plan of Stock Issuance, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the Commonwealth of Pennsylvania which are in affect on the date hereof.

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Board of Directors
Prudential Bancorp, Inc. of Pennsylvania
December 8, 2004
Page 2

         Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Stock Issuance, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Reorganization - Tax Aspects" and "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                                           Very truly yours,


                                           ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                           By:   /s/ Philip R. Bevan
                                                --------------------------------
                                                Philip R. Bevan, a Partner